UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

HOST DIGITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way, Unit# 1

Hollywood, Florida, 33020

(Address of Principal Executive Office) (Zip Code)

(305) 600-5004

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HOST	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2026, Host Digital Inc. (the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) by and among the Company and certain stockholders of the Company party thereto (collectively, the “Holders”) in connection with the issuance by the Company of the Restricted Stock (as defined below) to the Holders. The Registration Rights Agreement is in the same form as that registration rights agreement dated September 17, 2026, entered into by and among the Company and certain securityholders party thereto as previously reported. Pursuant to the Registration Rights Agreement, among other things, the Company has agreed to register for resale from time to time, up to 342,864 shares of Class A common stock, par value $0.001 per share (the “Common Stock”) held in the aggregate by such Holders.

Pursuant to the Registration Rights Agreements, the Company is obligated to prepare and file a shelf registration statement covering the resale of up to 342,864 shares of Common Stock within 30 calendar days following September 17, 2026, subject to certain exceptions, pursuant to Rule 415 of the Securities Act of 1933, as amended (“Securities Act”). The Company also agreed to use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date on which all relevant registrable securities have been sold under the Registration Rights Agreement. The Company has also agreed under the Registration Rights Agreements to pay certain expenses of the Holders incident to any registration demand and indemnify the applicable securityholders against certain liabilities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, the form of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2026, the board of directors of the Company (the “Board”), pursuant to the Agreement and Plan of Merger, dated May 27, 2026, by and among the Company, Healthy Choice Wellness II Corp. and Host Digital Infrastructure LLC, granted to certain employees of the Company, including John Ollet, the Company’s Chief Financial Officer, an aggregate of 342,864 shares of Common Stock (the “Restricted Stock”). The Company entered into individual restricted stock award agreements (the “Restricted Stock Award Agreement”) with each of the employees granted shares of Restricted Stock. In connection with the foregoing, Mr. Ollet received a grant of 74,286 shares of Restricted Stock. Pursuant to the Restricted Stock Award Agreement, the shares of Restricted Stock will vest in full on November 30, 2026, subject to (a) Mr. Ollet not voluntarily resigning from the Company or (b) Mr. Ollet not being terminated by the Company for cause, as determined by the compensation committee of the Board in good faith.

The foregoing description of the Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, the form of which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1*	Form of Registration Rights Agreement (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2026)
10.2	Form of Restricted Stock Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST DIGITAL INC.

Date:	October 7, 2026	By:	/s/ Harmol Samra
Harmol Samra
Chief Executive Officer